                                   Exhibit 5

               Opinion of Alston & Bird regarding the legality of
                        the securities being registered.

                                  ALSTON&BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                       Fax: 404-881-7777  Telex: 54-2996




                                  June 6, 1996

National Data Corporation
National Data Plaza
Atlanta, Georgia 30329-2010

Gentlemen:

         This opinion is given in connection with the filing by National Data Corporation ("NDC") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to up to 262,500 shares (the "Shares") of the $.125 par value Common Stock of NDC (the "Common Stock") to be issued to employees of NDC pursuant to the National Data Corporation 1983 Restricted Stock Plan (the "Plan").

         We have examined such corporate records and documents as we deemed relevant and necessary to enable us to give the opinion set forth herein, including the Certificate of Incorporation and Bylaws of NDC, as amended, resolutions of the Board of Directors of NDC authorizing the Plan and authorizing amendments to the Plan, and minutes of the annual meetings of stockholders of NDC at which the Plan was approved and at which amendments to the Plan were approved. For purposes of this opinion, we assume that all restricted stock has or will be granted in accordance with the Plan.

         Based upon the foregoing, we are of the opinion that the Shares to be issued under the Plan will be duly authorized, legally issued, and fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

         Neil Williams, a partner of Alston & Bird, is a director of NDC.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                       Sincerely yours,

                                       ALSTON & BIRD


                                       By: /s/ B. Harvey Hill, Jr.
                                           -----------------------
                                           B. Harvey Hill, Jr.




                         601 Pennsylvania Avenue, N.W.
                           North Building, Suite 250
                          Washington, D.C. 20004-2601